OUTSIDE DIRECTOR RETAINER

                        CONTINUATION PLAN

                               FOR

                     NORWICH FINANCIAL CORP.

                               AND

                   THE NORWICH SAVINGS SOCIETY




                  Effective as of July 1, 1997



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                    OUTSIDE DIRECTOR RETAINER
                       CONTINUATION PLAN
                               FOR
                     NORWICH FINANCIAL CORP.
                               AND
                   THE NORWICH SAVINGS SOCIETY


I.   Purpose



     The purpose of the Outside Director Retainer Continuation

Plan for Norwich Financial Corp. and The Norwich Savings Society

(the "Plan") is to provide non-employee Directors of Norwich

Financial Corp. ("NFC") and The Norwich Savings Society ("NSS")

with continued compensation following their termination of

service on the Board of Directors of NFC or NSS, as the case may be, and to assist NFC and NSS in attracting and retaining

Directors of the highest capability who will devote their

attention to the business of NFC, NSS and their subsidiaries.


II.   Eligibility for Benefit


     Each Director of NFC or NSS who is not an employee of NFC,

NSS or any of its subsidiaries shall be eligible to receive the benefit set forth in Article III hereof if such Director, at the time of his or her termination of service as a Director of NFC or

NSS, as the case may be, has completed one (1) or more years of service on the Board of Directors of NFC or NSS, as the case may

be.  Such a Director is hereinafter referred to as an Eligible

Director.  Service for purposes of this Article II shall be

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                            2.

measured from the first date of commencement of service as a

Director of NFC or NSS.  With respect to persons who serve or have served as Director of both NFC and NSS, only one year of service shall be credited for years of concurrent service as a

Director of NFC and NSS; however, successive, contiguous years of service as a Director of  NFC and NSS shall be aggregated for purposes of crediting service under this Article II.  A Director shall not become eligible for benefits under this Plan until such

Director shall have terminated service with both NFC and NSS.



III.   Amount and Payment of Benefit


     Upon the termination of service as a Director, an Eligible

Director, or such Eligible Director's beneficiary in the event such termination is on account of death, shall be entitled to receive a benefit under this Plan equal to:  (a) the number of completed years of service on the Board of Directors of NFC or

NSS, as the case may be, not to exceed ten (10) years; times (b)

the amount of the annual retainer then in effect for Directors of

NFC or NSS, as the case may be, such amount to be paid in the manner hereinafter provided.  For purposes of this Article III,

completed years of service as a Director of a bank or bank

holding company that is acquired by NFC or any of its

subsidiaries shall be counted, but only if such service is

contiguous with service as a Director of NFC or NSS, as the case may be; provided, however, that with respect to persons becoming

Directors of NFC or NSS after July 1, 1997, such service shall be limited to five (5) years. With respect to persons who serve or have served as Director of both NFC and NSS, only one year of



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                             3.

service shall be credited for purposes of  this Article III for years of concurrent service as a Director of NFC and NSS;

however, successive, contiguous years of service as a Director of

NFC and NSS shall be aggregated for purposes of crediting service

in accordance with this Article III.    The benefit under this

Plan shall be paid in equal quarterly installments over the

period corresponding to the number of years counted for purposes of this Article III and on the same dates as the retainer for active non-employee Directors is paid, with the first such

payment to be made on the quarterly payment date that coincides with or next follows the Eligible Director=s termination of

service; provided, however, that if the Eligible Director shall have elected in writing prior to termination of service as a

Director to have payments commence on a later quarterly payment date, such payments shall commence on the quarterly payment date specified in such written election.



IV.   Death Benefit

     Should an Eligible Director die before receiving all of the payments to which he or she is entitled, such payments shall continue to be made (or shall commence to be made, in the case of an Eligible Director who dies while serving on the Board of

Directors of NFC or NSS) to the beneficiary designated in writing by an Eligible Director on a form provided by NFC and NSS for such purpose or, in the absence of such designation, to the

estate of the deceased Eligible Director.


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                             4.

V.   Limitation of Benefit


     Notwithstanding any other provision of this Plan to the

contrary, if an Eligible Director's service on the Board of

Directors of NFC or NSS, as the case may be, shall be terminated for cause involving fraud, dishonesty, moral turpitude, gross misconduct, gross failure to perform his or her duties,

disclosure of secret or confidential information of NFC, NSS or any of its subsidiaries to any competitor or to any person not authorized to receive such information, or any breach of the fiduciary duty owed by the Eligible Director to NFC or NSS,

neither the Eligible Director nor any beneficiary shall be

entitled to receive any benefits under this Plan.



VI.  Absence of Funding


     Benefits payable pursuant to this Plan shall not be funded,

and neither NFC nor NSS shall be required to segregate or earmark any of its assets for the benefit of an Eligible Director or any beneficiary of an Eligible Director.  Such benefits shall not be subject in any manner to anticipation, alienation, transfer or assignment by an Eligible Director or any beneficiary of an

Eligible Director, and any attempt to anticipate, alienate,

transfer or assign these benefits shall be void.  An Eligible

Director or beneficiary shall have only a contractual right

against NFC or NSS for the benefits hereunder.  Notwithstanding the foregoing, in order to pay benefits pursuant to this Plan,

NFC or NSS may establish a grantor trust (hereinafter the

"Trust") within the meaning of Section 671 of the Internal

Revenue Code of 1986, as amended.  Some or all of the assets of the Trust may be dedicated to providing benefits to the Eligible



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                              5.

Director pursuant to this Plan, but, nevertheless, all assets of the Trust shall at all times remain subject to the claims of the general creditors of NFC, NSS and its subsidiaries in the event of their bankruptcy or insolvency.



VII. Change-in-Control

     Notwithstanding any other provision of this Plan to the

contrary, in the event of a Change-in-Control with respect to

NFC, as hereinafter defined, each Eligible Director then serving on the Board of Directors of NFC or NSS and each Eligible

Director or beneficiary then receiving payments under this Plan shall receive a lump sum benefit equal to the total amount set forth in Article III above or, in the case of an Eligible

Director or beneficiary then in pay status under the Plan, a lump sum amount equal to the remaining unpaid installments pursuant to

Article III above.  For purposes of the preceding sentence, a

Change-in-Control shall be deemed to have occurred with respect to NFC if any Person, as hereinafter defined, has acquired

control of NFC.  A Person has control:

          (i)  if a Distribution Date shall have occurred within

the meaning of the Preferred Stock Rights Plan of NFC adopted by

NFC on November 21, 1989, as amended (the "Rights Plan"), so long as the Rights Plan is in effect;

          (ii) if the Rights Plan is not in effect, ten (10) days

following the public announcement that any Person, directly or indirectly, or acting through one (1) or more other Persons,



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                             6.

owns, controls or has power to vote twenty percent (20%) or more of the voting common stock of NFC (excluding for purposes hereof any such stock acquired in any one or more transactions approved by resolution of a majority of the Board of Directors of NFC) and one or more designees of such Person is a member of or is

thereafter elected to the Board of Directors of NFC;

          (iii)     if the Rights Plan is not in effect, ten (10)

days following the public announcement of the commencement of a tender offer or exchange offer that would result in the Person acquiring twenty percent (20%) or more of the voting common stock of NFC;

          (iv) if NFC consummates a merger, consolidation, sale

of substantially all its assets, or substantially similar

reorganization transaction with such Person, excluding, however,

any merger, consolidation, sale of substantially all its assets,

or substantially similar reorganization transaction in which the

Market Value of the outstanding capital stock of such Person is forty percent (40%) or less of the Market Value of the

outstanding capital stock of NFC.  For purposes hereof, "Market

Value" shall mean the average of the closing prices of the

capital stock over the last ten (10) trading days prior to the date of execution of a definitive agreement for such merger or consolidation multiplied by the number of shares of such capital stock outstanding on the date of execution of such definitive agreement; or

          (v)  if during any period of twenty-four (24)

consecutive months, individuals who at the beginning of

such period constitute the Board of Directors of NFC cease for


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                            7.

any reason to constitute a majority of such Board, unless the election, or the nomination for election, of each new Director was approved by a vote of at least two-thirds (2/3) of the

Directors then still in office who were Directors at the

beginning of such period.



VIII.     Miscellaneous

     A.   All benefits payable under this Plan shall be subject to all applicable tax withholding.

     B.   This Plan shall be binding upon and inure to the benefit of

NFC or NSS, as the case may be, and any successor to NFC or NSS,

including, without limitation, any person acquiring, either

directly or indirectly, all or substantially all of the stock,

business and/or assets of NFC or NSS, as the case may be, whether by purchase, merger, consolidation, reorganization or otherwise.

     C.   This Plan may be amended at any time by the Board of

Directors of NFC with respect to the Directors of NFC and by the

Board of Directors of NSS with respect to the Directors of NSS,

but no amendment shall operate to give any Eligible Director or any beneficiary, either directly or indirectly, any interest whatsoever in any funds or assets of NFC, NSS or its

subsidiaries, except the right to receive the payments herein provided and the right to receive such payments from assets held in the Trust, if established and funded by NFC or NSS, as the case may be.



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                             8.

     D.   This Plan shall supersede any other contract, whether oral or in writing, with respect to the continuation of retainer

payments to an Eligible Director or beneficiary following

termination of service as a Director of NFC or NSS.

     E.   This Plan shall be construed in all respects under the laws of the State of Connecticut, without giving effect to the

principles of conflicts of laws of such State.